Exhibit 99.1

Press Release
General Inquiries: (713) 783-8000 www.sanchezmidstream.com

Sanchez Midstream Partners Reports Second-Quarter 2019 Financial Results; Suspends Cash Distributions

HOUSTON--(GLOBE NEWSWIRE)--Aug. 8, 2019--Sanchez Midstream Partners LP (NYSE American: SNMP) (“SNMP” or the “Partnership”) today reported second-quarter 2019 results. Highlights from the report include:

•	Second-quarter 2019 net income of $3.9 million, compared to a net loss of $0.4 million for first-quarter 2019 and a net loss of $1.8 million for second-quarter 2018;
•	Second-quarter 2019 Adjusted EBITDA (a non-GAAP financial measure) of $17.5 million, compared to Adjusted EBITDA of $18.6 million for first-quarter 2019 and $17.6 million for second-quarter 2018; and
•

SNMP’s general partner establishes a cash reserve to pay a portion of outstanding debt, makes available cash determination and suspends cash distributions as the Partnership embarks on a more accelerated approach to reducing leverage.

MANAGEMENT COMMENTARY

“The reduction in capital spending in South Texas by Sanchez Energy Corporation (“Sanchez Energy”), which began late last year, impacted the Partnership’s throughput volumes in second-quarter 2019,” said Gerry Willinger, chief executive officer of the general partner of SNMP. “Quarter-on-quarter, oil and natural gas throughput volumes on the Western Catarina Midstream system declined 19 percent and 11 percent, respectively. Once again, the financial impact of these quarterly throughput declines was offset by an increase in the rates charged for services provided on the non-dedicated portion of the Catarina asset and a decrease in the Partnership’s general and administrative expenses. However, lower production volumes from the Palmetto asset, which resulted from temporary capacity issues experienced by the operator that have since been resolved, negatively impacted the Partnership’s financial results by approximately $1.4 million.  As a result, the Partnership’s Adjusted EBITDA for second-quarter 2019 came in at $17.5 million, down approximately 5.6 percent compared to first-quarter 2019 and down less than one percent when compared to second-quarter 2018.

“We continue to monitor the progress of Sanchez Energy after the company announced last month that it remains engaged in discussions with bondholders and other stakeholders on a comprehensive restructuring plan that would significantly reduce debt and strengthen its overall financial flexibility. As the outcome and timing of these efforts remains uncertain, and as we look ahead to the possible redemption of preferred units under the partnership agreement beginning in 2021, the board of directors of the general partner of SNMP (the “Board”) has determined that the most prudent course for the Partnership involves suspension of all cash distributions to common and preferred unitholders which, together, resulted in an $11.6 million cash outflow last quarter.

“In conjunction with the suspension of cash distributions, the Partnership plans to reduce the amount of debt outstanding under its credit facility. Since announcing a new cash distribution in November 2018, the Partnership has already reduced its debt outstanding by $16 million, or approximately 8.7 percent. We anticipate that today’s announcement provides the Partnership with considerable financial flexibility to embark on a more accelerated approach to reducing leverage, thereby increasing the value of the Partnership for unitholders over time.”

Financial Results

The Partnership’s second-quarter 2019 revenues totaled $21.9 million, of which $17.7 million came from the midstream activities of Western Catarina Midstream and the Seco Pipeline. The balance of the Partnership’s second-quarter 2019 revenues came from production activities ($3.2 million, which includes hedge settlements of approximately $0.1 million) and gain on mark-to-market activities ($0.9 million), which is a non-cash item.

Earnings from Carnero G&P LLC (the “Carnero JV”) totaled $0.8 million for second-quarter 2019. The Partnership received a cash distribution of over $4.2 million from the Carnero JV in August 2019 related to second-quarter 2019 activity.

On a GAAP basis, the Partnership reported net income of $3.9 million for second-quarter 2019, compared to a net loss of $0.4 million for first-quarter 2019 and a net loss of $1.8 million for second-quarter 2018.

Adjusted EBITDA was approximately $17.5 million for second-quarter 2019, compared to Adjusted EBITDA of $18.6 million for first-quarter 2019 and $17.6 million for second-quarter 2018. Adjusted EBITDA is a non-GAAP financial measure that is defined below and reconciled in a table included with this press release.

liquidity Update

The Partnership had approximately $1.3 million in cash and cash equivalents as of June 30, 2019.

As of June 30, 2019, the Partnership had $172.0 million in debt outstanding under its credit facility, which has a current borrowing base of $282.0 million and an elected commitment amount of $210.0 million. The midstream portion of the borrowing base is approximately $262.0 million, which results in the Partnership’s midstream collateral covering the $210.0 million elected commitment amount by more than 1.2 times. The Partnership made a principal payment of $4.0 million in July 2019, resulting in $168.0 million in debt outstanding under the credit facility as of Aug. 8, 2019.

HEDGE UPDATE

For 2019, the Partnership has hedged approximately 0.5 billion cubic feet of its natural gas production at an effective NYMEX fixed price of approximately $2.85 per million British thermal units and approximately 234 thousand barrels of its crude oil production at an effective NYMEX fixed price of approximately $60.46 per barrel. The Partnership has additional hedges covering a portion of its production in 2020. More information on the Partnership’s complete hedge position can be found in SNMP’s documents on file with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov.

COMMON UNITS

The Partnership had 20,089,827 common units issued and outstanding as of Aug. 8, 2019.

AVAILABLE CASH; DISTRIBUTIONS

On Aug. 6, 2019, the Board established a cash reserve to pay down a portion of the debt outstanding under the Partnership’s credit facility. With the establishment of the cash reserve, the Board determined that SNMP’s available cash was zero and, as a result, the Partnership is not able to make a cash distribution on its common units or its Class C preferred units. As required by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, if a quarterly distribution on the Partnership’s Class C preferred units cannot be paid in cash, it must be paid 100 percent in Class C Preferred PIK Units.  Accordingly, on Aug. 8, 2019, the Partnership declared a second-quarter 2019 distribution to the holders of its Class C preferred units consisting of 939,327 Class C Preferred PIK Units.

About the Partnership

Sanchez Midstream Partners LP (NYSE American: SNMP) is a growth-oriented publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy-related assets in North America. The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines and natural gas processing facilities, all located in the Western Eagle Ford in South Texas.

Additional Information

Additional information about SNMP can be found in our documents on file with the SEC which are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.

Non-GAAP FINANCIAL Measures

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use Adjusted EBITDA, a non-GAAP financial measure, in this press release. We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions affected by us. We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii) acquisition and divestiture costs.

Adjusted EBITDA is used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess: (i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income (loss). Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

For a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial metric, please see the tables below.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered “forward–looking statements” as defined by the SEC. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; our acquisition strategy; our financing strategy; our ability to grow enterprise value; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our future operating results; the ability of our partners to perform under our joint ventures and partnerships; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Important factors that could cause our actual results to differ materially from the expectations listed in the forward-looking statements include, among others, our ability to successfully execute our business, acquisition and financing strategies; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; the creditworthiness and performance of our counterparties, including financial institutions, operating partners, customers and other counterparties; the ability of our partners to perform under our joint ventures and partnerships; the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities; our ability to utilize the services, personnel and other assets of the sole member of our general partner (“Manager”) pursuant to a services agreement; Manager’s ability to retain personnel to perform its obligations under its shared services agreement with Sanchez Oil & Gas Corporation; our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements; the timing and extent of changes in prices for, and demand for, natural gas, natural gas liquids and oil; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise; and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our filings with the SEC are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@sanchezmidstream.com

(877) 847-0009

Sanchez Midstream Partners LP

Operating Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Gathering and Transportation Throughput:

Seco Pipeline
Natural gas (MMcf)	19	4,792	693	10,906

Western Catarina Midstream
Oil (MBbls)	1,043	1,094	2,334	2,121
Oil (MBbls/d)	11	12	13	12
Natural gas (MMcf)	12,541	14,145	26,703	27,798
Natural gas (MMcf/d)	138	155	148	154

Net Production in MBoe:

Total production (MBoe)	66	118	151	259
Average daily production (Boe/d)	725	1,297	834	1,431

Average Sales Price per Boe:

Net realized price, including hedges (1)	$49.12	$45.84	$50.50	$44.97
Net realized price, excluding hedges (2)	$48.24	$50.21	$48.07	$47.85

(1)	Excludes impact of mark-to-market gains (losses).
(2)	Excludes the impact of all hedging gains (losses).

Sanchez Midstream Partners LP

Condensed Consolidated Statements of Operations

			Three Months
	Three Months Ended		Ended	Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
	($in thousands, except per unit amounts)

Oil, liquids, and gas sales	$3,242	$5,409	$4,384	$7,626	$11,647
Gathering and transportation sales	1,702	1,661	1,683	3,385	3,349
Gathering and transportation lease revenues	15,969	13,168	16,257	32,226	25,486
Gain (loss) on mark-to-market activities	942	(3,199)	(4,834)	(3,892)	(4,907)
Total revenues	21,855	17,039	17,490	39,345	35,575

Operating expenses:
Lease operating expenses	2,065	2,007	1,715	3,780	3,978
Transportation operating expenses	3,048	3,071	2,676	5,724	5,918
Production taxes	141	287	183	324	609
General and administrative	4,171	6,919	4,749	8,920	12,084
Unit-based compensation expense (benefit)	175	1,347	635	810	2,785
Gain on sale of assets	—	(2,388)	—	—	(2,388)
Depreciation, depletion and amortization	6,174	6,545	6,429	12,603	13,173
Accretion expense	126	123	133	259	249
Total operating expenses	15,900	17,911	16,520	32,420	36,408

Other (income) expense:
Interest expense, net	2,814	2,780	2,786	5,600	5,379
Earnings from equity investments	(791)	(3,111)	(1,442)	(2,233)	(7,383)
Other (income) expense	(21)	1,254	(46)	(67)	1,524
Total expenses, net	17,902	18,834	17,818	35,720	35,928
Income (loss) before income taxes	3,953	(1,795)	(328)	3,625	(353)
Income tax expense	76	—	46	122	—
Net income (loss)	3,877	(1,795)	(374)	3,503	(353)
Less:
Preferred unit paid-in-kind distributions	(10,605)	(3,500)	—	(10,605)	(3,500)
Preferred unit distributions	—	(7,000)	(8,838)	(8,838)	(15,750)
Preferred unit amortization	(745)	(568)	(697)	(1,442)	(1,099)
Net loss attributable to common unitholders	$(7,473)	$(12,863)	$(9,909)	$(17,382)	$(20,702)

Adjusted EBITDA (1)	$17,519	$17,601	$18,554	$36,073	$36,179

Net loss per unit
Common units - Basic	$(0.42)	$(0.85)	$(0.61)	$(1.02)	$(1.38)
Weighted Average Units Outstanding
Common units - Basic	17,684,563	15,199,779	16,173,858	16,968,736	14,997,058

(1)	Adjusted EBITDA is a non-GAAP financial measure. For more information, see the NON-GAAP FINANCIAL MEASURES section of this press release.

Sanchez Midstream Partners LP

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018
	($in thousands)

Current assets	$10,033	$13,886
Midstream and production assets, net	193,200	198,334
Other assets	261,163	274,465
Total assets	$464,396	$486,685

Current liabilities - other	$10,824	$10,809
Current liabilities - short-term debt, net of debt issuance costs	171,153	—
Long-term debt, net of debt issuance costs	—	178,582
Other long-term liabilities	12,590	12,057
Total liabilities	194,567	201,448

Mezzanine equity	353,067	349,857

Partners' deficit	(83,238)	(64,620)
Total partners' deficit	(83,238)	(64,620)
Total liabilities and partners' capital	$464,396	$486,685

Sanchez Midstream Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA

			Three Months
	Three Months Ended		Ended	Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
	($in thousands)

Net income (loss)	$3,877	$(1,795)	$(374)	$3,503	$(353)
Adjusted by:
Interest expense, net	2,814	2,780	2,786	5,600	5,379
Income tax expense	76	—	46	122	—
Depreciation, depletion and amortization	6,174	6,545	6,429	12,603	13,173
Accretion expense	126	123	133	259	249
Gain on sale of assets	—	(2,388)	—	—	(2,388)
Unit-based compensation expense	175	1,347	635	810	2,785
Unit-based asset management fees	1,839	2,647	2,032	3,871	4,926
Distributions in excess of equity earnings	3,412	2,360	2,064	5,476	4,197
(Gain) loss on mark-to-market activities	(974)	4,453	4,803	3,829	6,431
Acquisition and divestiture costs	—	1,529	—	—	1,780
Adjusted EBITDA (1)	$17,519	$17,601	$18,554	$36,073	$36,179

(1)	Adjusted EBITDA is a non-GAAP financial measure. For more information, see the NON-GAAP FINANCIAL MEASURES section of this press release.